                                                                    EXHIBIT 10.3


                          TRANSPONDER LEASE AGREEMENT

                                 FOR GALAXY IX

                                    BETWEEN

                     HUGHES COMMUNICATIONS GALAXY, INC. AND
                         TVN ENTERTAINMENT CORPORATION

                               TABLE OF CONTENTS

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                                                                                     Page
                                                                                ------------

    1.  The Satellites..........................................................      1

        1.01  Satellites........................................................      1
        1.02  Orbital Position..................................................      1
        1.03  Transponders......................................................      1
        1.04  Hybrid Satellite..................................................      2
        1.05  Specifications and Components.....................................      2
    2.  Lease of Transponders...................................................      2

    3.  Lease Rate.............................................................       2

        3.01  Lease Price Components Description................................      2
        3.02  Base Lease Rate...................................................      2
        3.03  Place of Payment..................................................      3

    4.  Delivery and Related Matters...........................................       3

        4.01  Delivery..........................................................      3
        4.02  Condition to Lessee's Right to Lease..............................      4
        4.03  Acceptance........................................................      4

    5.  Representations and Warranties..........................................      4

        5.01  Authority, No Breach..............................................      4
        5.02  Corporate Action..................................................      4
        5.03  Consents..........................................................      4
        5.04  Litigation........................................................      5
        5.05  No Broker.........................................................      5

    6.  Additional Representations, Warranties and Obligations of HCG...........      5

        6.01  Authorization Description.........................................      5
        6.02  Transponder Performance Specifications............................      5
        6.03  Right to Lease....................................................      5
        6.04  Government Regulations............................................      6
        6.05  Not a Common Carrier..............................................      6
        6.06  TT&C..............................................................      6

    7.  Additional Representations, Warranties and Obligations of Lessee........      6

        7.01  Transponder Usage.................................................      6
        7.02  Non-Interference..................................................      6

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
        7.03  Laws.................................................................   7
        7.04  Additional Usage Representations and Obligations.....................   7

8.     Preemptive Rights and Inspection of Facilities..............................   8

9.     Transponder Spares, Reserve Transponders and Retained Primary
       Transponders...............................................................    8

       9.01   Use of Transponder Spares............................................   8
       9.02   Use of Reserve Transponders..........................................   9
       9.03   Simultaneous Failure-- Priority with Respect to the Use of
              Transponder Spares...................................................   9
       9.04   Simultaneous Failure -- Priority with Respect to the Use of Reserve
              Transponders.........................................................   9
       9.05   HCG's Ownership of Primary Transponders..............................   9
       9.06   Notice of Intent to Substitute a Reserve Transponder.................  10

10.  Termination Rights............................................................  10

      10.01   Termination by Lessee................................................  10
      10.02   Termination by HCG...................................................  11
      10.03   HCG's Right to Sell if Non-Payment...................................  11
      10.04   Prompt Repayment.....................................................  11
      10.05   Termination by Lessee or HCG.........................................  11
      10.06   Right to Deny Access.................................................  11
      10.07   Lease Termination Date...............................................  14

11.  Force Majeure.................................................................  14

      11.01   Failure to Deliver...................................................  14
      11.02   Failure of Performance...............................................  14

12. Limitation of Liability/Breach of Warranty.....................................  15

      12.01   Liability of HCG.....................................................  15
      12.02   Confirmed Failure....................................................  15
      12.03   Repayment .for Failed Transponder....................................  15
      12.04   Limitation of Liability..............................................  16
      12.05   Obligations of Lessee to Cooperate...................................  17

13. Limitations on Transfer by Lessee..............................................  18

      13.01   Transfers by Lessee..................................................  18
      13.02   Transfer by HCG......................................................  19
      13.03   Affiliate............................................................  19

  14  [Reserved]...................................................................  19

  15. Monthly Satellite Reports....................................................  19

  16. Confidentiality and Press Releases...........................................  19

      16.01  Confidential Information..............................................  19
      16.02  Press Releases........................................................  20

  17. Disposition of Satellite.....................................................  20
      17.01  Disposition of Satellite..............................................  20

  18. Documents....................................................................  20

  19. Conflicts....................................................................  20

  20. Miscellaneous................................................................  21

      20.01  Interest..............................................................  21
      20.02  Applicable Law and Entire Agreement...................................  21
      20.03  Notices...............................................................  21
      20.04  Severability..........................................................  22
      20.05  Taxes.................................................................  23
      20.06  Successors............................................................  23
      20.07  Rules of Construction.................................................  23
      20.08  Survival of Representations and Warranties............................  23
      20.09  No Third-Party Beneficiary............................................  23
      20.10  Non-Waiver of Breach..................................................  23
      20.11  Counterparts..........................................................  24

  21. Movement of Galaxy IX and Lease of Galaxy X Transponder(s)...................  24

  22. Additional Transponder(s)....................................................  24

  23. Cross-Default................................................................  25

  24. Option to Terminate..........................................................  25

EXHIBITS:

     A    Description of Galaxy IX and Galaxy X

     B.   Galaxy IX Transponder Performance Specifications
          Galaxy X Transponder Performance Specifications

                     GALAXY IX TRANSPONDER LEASE AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of this 29th day of November, 1995 (the "Execution Date"), by and between HUGHES COMMUNICATIONS GALAXY, INC. ("HCG"), a corporation organized and existing under the laws of the State of California, and TVN ENTERTAINMENT CORPORATION ("Lessee"), a corporation organized and existing under the laws of the State of Delaware;

                                    RECITALS
                                    --------

     WHEREAS, HCG intends to construct, launch and operate two (2) satellites to be designated as Galaxy IX and Galaxy X, respectively and desires to lease transponders on such satellites; and

     WHEREAS, Lessee desires to lease from HCG and HCG desires to lease to Lessee certain transponders on Galaxy IX, and, upon the successful operation of Galaxy X, certain transponders on Galaxy X, subject to the approval of the Federal Communications Commission.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual promises set forth below, HCG and Lessee hereby mutually agree as follows:

1.  The Satellites
    --------------

     1.01 Satellites. Subject to the approval of the Federal Communications
          -----------
Commission ("FCC"), HCG shall construct and launch two (2) satellites, referred to hereinafter as "Galaxy IX" ("G-IX") and "Galaxy X" ("G-X"). The term "Satellite" shall mean the satellite on which Lessee's Transponders are located at any given time.

     1.02 Orbital Position. The orbital position of Galaxy IX shall initially be
          ----------------
123 degree West Longitude. HCG plans to relocate Galaxy IX to another orbital location, subject to the FCC's approvals, upon the successful launch and operation of Galaxy X. HCG currently plans to launch Galaxy IX and Galaxy X in the second quarter of 1996 and the fourth quarter of 1997, respectively, subject to the approvals of the FCC.

     1.03 Transponders. Galaxy IX and Galaxy X shall have twenty-four (24) C-
          -------------
Band transponders (the "Transponders"). Twenty-two (22) of the Transponders on Galaxy IX shall be designated "Primary". The remaining two (2) Transponders on Galaxy IX shall be designated as "Reserve". "Primary Transponders" shall mean Transponders which are not preemptible and as to which the "Owners" of the

Transponders, if a "Confirmed Failure" (as hereafter defined) occurs, shall have the right to preempt a Reserve Transponder in accordance with Section 9.02. "Reserve Transponders" shall mean Transponders which shall be preemptible, in accordance with Section 9.02, by Owners of Primary Transponders located on the Satellite that have suffered a Confirmed Failure. Galaxy IX and Galaxy X also shall have six (6) "Transponder Spares," as defined in Section 9.01. As used in this Agreement, "Owner" shall include the actual owner of a Transponder, including HCG if there remain any unsold Transponders, or any permitted assignee of such owner's Transponder, or any lessee or licensee of HCG. The term "purchase" shall include the execution of an agreement with HCG for a long term lease.

     1.04 Hybrid Satellite. If HCG uses a hybrid satellite (i.e. a satellite
          -----------------
containing both Ku-Band and C-Band capacity), then the owners or users of the Ku-Band capacity on any such hybrid Satellite shall have no rights whatsoever to use the Transponder Spares, the Reserve Transponders or any other part of the C-Band payload on such hybrid satellite. Galaxy X shall be a hybrid satellite.

     1.05 Specifications and Components. Exhibit A sets forth the description of
          -------------------------------
Galaxy IX and Galaxy X. Exhibit B sets forth the "Transponder Performance Specifications", defined as certain technical specifications for the Transponders on Galaxy IX and Galaxy X, including values for each Transponder for polarization isolation, interference between Transponders, frequency response, group delay, amplitude non-linearity, spurious outputs, phase shift, cross talk, stability, transmit EIRP, uplink saturation flux density, and G/T. HCG shall make copies of the antenna range gain contour test data available to Lessee.

2.  Lease of Transponders
    ---------------------

     HCG shall lease to Lessee five (5) Primary Transponders on Galaxy IX and, upon the successful launch and operation of Galaxy X, five (5) Primary Transponders on Galaxy X (individually, "Lessee's Transponder" and collectively, "Lessee's Transponders").

3.  Lease Rate
    ----------

     3.01 Lease Price Components Description. The lease rate for Lessee's
          -----------------------------------
Transponders shall consist of "Base Lease Rate," which includes payment of $[*] per month for tracking, telemetry and control service (the "TT&C Fee"). Pursuant to the TT&C Fee, the services described in Section 6.06 will be provided.

     3.02 Base Lease Rate. The Base Lease Rate and lease terms for Lessee's
          ---------------
Transponders shall be as follows:

          (a) The Base Lease Rate per month for each of Lessee's Transponders shall be as described in the following table and shall be due and payable in advance on Delivery of Galaxy IX and the first day of each month thereafter

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     through the Lease Termination Date. Lessee shall pay to HCG a security deposit of the total Base Lease Rate of $[*] for the last month's service on a monthly basis at a rate of $[*] ($[*] per Transponder) beginning at Galaxy IX Delivery and continuing until the total deposit due has been paid. If, however, at any time Lessee becomes delinquent with respect to its Galaxy IIIR lease payments due under that certain Galaxy IIIR Transponder Lease Agreement dated October 21, 1994 as amended by and between Lessee and HCG, then HCG reserves the right to accelerate all outstanding amounts due for the Galaxy IX security deposit upon written notice to Lessee. Lessee agrees that If one of Lessee's Transponders becomes a Failed Transponder, Lessee's rights and obligations to continue making Base Lease Rate payments, with respect to such Failed Transponder, shall be governed by Sections 12.01 and 12.03. Payments for a partial month shall be pro-rated.

                Year          Lessee's Primary Transponder
                ----          ----------------------------

                  1                    $[*]
                  2                    $[*]
                  3                    $[*]
                  4                    $[*]
                  5                    $[*]
                  6                    $[*]
                  7                    $[*]
                  8                    $[*]
                  9                    $[*]
                  10                   $[*]

     3.03 Place of Payment. All payments by Lessee shall be made to HCG at its
          ----------------
principal place of business, as designated in Section 20.03, and shall be deemed to be made only upon actual receipt by HCG. All refunds by HCG shall be made to Lessee at its principal place of business as designated in Section 20.03, and shall be deemed to be made only upon actual receipt by Lessee.

4.  Delivery and Related Matters
    ----------------------------

     4.01 Delivery. Galaxy IX Delivery shall occur upon, and "Delivery",
          ----------
"Delivered" and "Deliver", as to Galaxy IX shall mean (i) the placing of Galaxy IX, containing Lessee's Transponders, in its assigned orbital position with a total of twenty-two (22) Primary Transponders on such Satellite meeting the relevant performance specifications required to complete Delivery pursuant to the transponder lease agreements of the Owners of such Transponders (such 22 Transponders meeting their respective performance specifications being referred to hereinafter as the "22 Performing Transponders") (all of which requirements may be met through the use of Reserve Transponders or Transponder Spares), (ii) Lessee's acceptance of its Transponders as provided for in Section 4.03 and
(iii) full payment by Lessee as provided in Section 4.02.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     4.02 Condition to Lessee's Right to Lease. A condition to HCG's obligation
          ------------------------------------
to lease Lessee's Transponders to Lessee, and of Lessee's right to so lease Lessee's Transponder, shall be the timely payment, both before and after Delivery, by Lessee of all amounts due to HCG pursuant to the provisions of
Section 3 or other Sections of this Agreement.

     4.03 Acceptance. HCG shall test each of Lessee's Transponders in accordance
          -----------
with an acceptance test plan to be prepared by HCG in advance of the launch of the Satellite. Acceptance of Lessee's Transponders by Lessee shall be deemed to have occurred if Lessee's Transponders meet the Transponder Performance Specifications and are available for service.

5.  Representations and Warranties
    ------------------------------

     HCG and Lessee each represent and warrant to the other that:

     5.01 Authority, No Breach. It has the right, power and authority to enter
          --------------------
into, and perform its obligations under, this Agreement. The execution, delivery and performance of this Agreement shall not result in the breach or nonperformance of any agreements it has with third parties.

     5.02 Corporate Action. It has taken all requisite corporate action to
          ----------------
approve execution, delivery and performance of this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon itself in accordance with its terms.

     5.03 Consents. The fulfillment of its obligations hereunder will not
          --------
constitute a material violation of any existing applicable law, rule, regulation or order of any governmental authority. All material necessary or appropriate public or private consents, permissions, agreements, licenses, or authorizations to which it or any Transponder or the Satellite may be subject have been or shall be obtained in a timely manner; provided, however, that it shall be HCG's sole responsibility to obtain any regulatory approvals needed to enable it to lease Transponders as provided for in this Agreement. Notwithstanding the above, HCG and Lessee acknowledge that the transactions set forth in this Agreement may be challenged before the FCC or a court of competent jurisdiction by other persons or entities not parties hereto. In such event, HCG and Lessee agree that HCG shall use its best efforts, and Lessee shall use reasonable efforts, before the FCC, and the courts if an appeal from an FCC order is taken, to support HCG's right to lease and Lessee's right to lease Lessee's Transponders and shall fully cooperate with each other in these endeavors. Lessee alone shall have the right to determine how much and to whom it will incur legal expenses in connection with any proceeding arising out of its obligations under this Section
5.03. If, however, by written order, the FCC or a court of competent jurisdiction shall determine that HCG may not lease and Lessee may not lease Lessee's Transponders under the terms and conditions set forth herein, then HCG and Lessee. shall seek immediate review of such order before the FCC or an appellate court or shall, if possible, reconstitute the transaction to comply with such order and to provide Lessee with use of "equivalent capacity" on another HCG-operated satellite and to .provide HCG with the "price provided for herein." As used herein, "equivalent capacity" shall mean the same number of Transponders leased by Lessee pursuant to this Agreement and there is no material adverse change in the provisions of this Agreement regarding lease price taking into account payment terms using a present value analysis, tax benefits from the form of the transactions, use of Transponder Spares and Reserve Transponders, and Transponder Performance Specifications. As used herein, "price provided for herein" shall mean the total price payable to HCG, taking into account payment terms, using a present value analysis with a 12% annual discount rate, and tax benefits from the form of the transactions. If an appellate court issues a written order, which is no longer subject to further judicial rehearing or review, upholding the determination of the FCC or a court or competent jurisdiction that HCG may not lease and Lessee may not lease Lessee's Transponders, then HCG and Lessee shall, if possible, reconstitute the transaction as set out herein.

     5.04 Litigation. To the best of its knowledge, there is no outstanding or
          ----------
threatened judgment, pending litigation or proceeding, involving or affecting the transactions provided for in this Agreement, except as has been previously or concurrently disclosed in writing by either party to the other.

     5.05 No Broker. It does not know of any broker, finder or intermediary
          ---------
involved in connection with the negotiations and discussions incident to the execution of this Agreement, or of any broker, finder or intermediary who might be entitled to a fee or commission upon the consummation of the transactions contemplated by this Agreement.

6.  Additional Representations, Warranties and Obligations of HCG
    -------------------------------------------------------------

     6.01 Authorization Description. HCG has currently filed with the FCC an
          -------------------------
application to construct, launch and operate Galaxy IX and Galaxy X at 123 degree West Longitude. If the FCC approves and authorizes neither the Galaxy IX application nor the Galaxy X application on or before December 31, 1996, then this Agreement shall automatically terminate and HCG shall have no liability to Lessee, except for prepaid charges made by Lessee.

     6.02 Transponder Performance Specifications. Lessee's Transponders, upon
          --------------------------------------
Delivery of Galaxy IX, shall at least meet the Transponder Performance Specifications.

     6.03 Right to Lease. Upon Delivery and subject to Section 4.02, Lessee
          ----------------
shall be entitled to lease each of Lessee's Transponders free from all liens, charges, claims or encumbrances (collectively, "Encumbrances"), except: (i) Encumbrances resulting from (a) Lessee's lease of Lessee's Transponder; (b) any actions taken by Lessee; and

(c) the right and interest of any financing entity purchasing the Transponders on Galaxy IX and leasing them back to HCG pursuant to a sale and leaseback transaction; and (ii) Encumbrances which do not have an adverse effect on Lessee's rights hereunder.

     6.04 Government Regulations. HCG has or shall use its best efforts until
          ----------------------
disposition of Galaxy IX pursuant to Section 17, to obtain and maintain, in all material respects, all applicable federal, state and municipal authorizations or permissions to construct, launch and operate Galaxy IX, applicable to it; and to comply, in all material respects, with all such government regulations regarding the construction, launch and operation of the Satellite and Transponders applicable to it.

     6.05 Not a Common Carrier. Unless required to do so by the FCC, HCG shall
          ----------------------
not hold itself out, publicly or privately, as a provider of common carrier communications services on Galaxy IX and is not purporting herein to provide to Lessee or to any other party any such services with respect to Galaxy IX.

     6.06 TT&C. Tracking, telemetry and control ("TT&C") shall be provided by
          ----
Hughes Communications Satellite Services, Inc. ("HCSS"), an affiliate of HCG, for the life of the Satellite, pursuant to a separate "TT&C Service Agreement" which has been executed by HCSS and Lessee concurrently herewith. The TT&C Fee is intended to pay HCSS for these services.

7.  Additional Representations, Warranties and Obligations of Lessee
    ----------------------------------------------------------------

     7.01 Transponder Usage. Lessee agrees to use Lessee's Transponders to
          -----------------
provide "Cable Entertainment Services" (as defined below) for term of this Agreement. "Cable Entertainment Services" shall mean consumer entertainment and information services which shall be delivered to cable television systems or any authorized form of distribution to consumers. HCG agrees to seek agreements for at least ten (10) Transponders on Galaxy X (including Lessee's Transponders) (collectively, the "Cable Transponders") with providers of Cable Entertainment Services. Lessee acknowledges that HCG may lease the Cable Transponders to audio/data users and, for terms of two (2) years or less, video users. The restriction on use for Cable Entertainment Services shall bind any successor-in-interest, or any assignee or transferee, of Lessee or Lessee's rights hereunder and shall bind any transferee or successor-in-interest to Lessee's Transponders (i.e., the usage restrictions shall follow Lessee's Transponder).

     7.02 Non-Interference. Lessee's radio transmissions (and those of its
          ------------------
uplinking agents) to the Satellite shall comply, in all material respects, with all FCC and all other governmental (whether international, federal, state, municipal, or otherwise) statutes, laws, rules, regulations, ordinances, codes, directives and orders, of any such governmental agency, body, or court (collectively, "Laws") applicable to it regarding the operation of the Satellite and Lessee's Transponder. Lessee shall not utilize (or permit or allow any of its uplinking agents to utilize) any of Lessee's

Transponders in a manner which will or may interfere with the use of any other Transponder or cause physical harm to any of Lessee's Transponders, any other Transponders, or to the Satellite. Further, Lessee will coordinate (and will require its uplinking agents to coordinate) with HCG, in accordance with procedures reasonably established by HCG and uniformly applied to all users of Transponders on the Satellite, its transmissions to the Satellite, so as to minimize adjacent channel and adjacent satellite interference. For purposes of this Section 7.02, interference shall also mean acts or omissions which cause a Transponder to fail to meet its Transponder Performance Specifications. Without limiting the generality of the foregoing, Lessee (and its uplinking agents) shall comply with all FCC rules and regulations regarding use of automatic transmitter identification systems (ATIS).

     7.03 Laws. Lessee shall comply (and shall require its uplinking agents to
          -----
comply), in all material respects, with all Laws applicable to it regarding the operation or use of the Satellite and Lessee's Transponder.

        7.04  Additional Usage Representations and Obligations.
              -------------------------------------------------

          (a) Lessee has not been convicted for the criminal violation of, and has not been found by the FCC or other federal, state or local governmental authority with appropriate jurisdiction (collectively, the "Governmental Authority") to have violated, any federal, state or local law or regulation as applicable concerning illegal or obscene program material or the transmission thereof (the "Obscenity Laws"), and Lessee is not aware of any pending investigation (including, without limitation, a grand jury investigation) involving Lessee's programming or any pending proceeding against Lessee for the violation of any Obscenity Laws.

          (b) Lessee will notify HCG as soon as it receives notification of, or becomes aware of, any pending investigation by any Governmental Authority, or any pending criminal proceeding against Lessee, which investigation or proceeding concerns transmissions by Lessee potentially in violation of any law, including without limitation, Obscenity Laws.

          (c) Any use of Lessee's Transponders shall comply, in all material respects, with all applicable laws regarding the operation or use of the Satellite and Lessee's Transponders (including, but not limited to, any Obscenity Laws).

          (d) Lessee will not use, or allow the use of, Lessee's Transponders for direct distribution of programming to television viewers unless the programming is scrambled such that television viewers can receive the programming only through the use of a decoder authorized by Lessee or Lessee's authorized agent.

8.  Preemptive Rights and Inspection of Facilities
    ----------------------------------------------

     Lessee recognizes that it may be necessary in unusual or abnormal situations or conditions for HCG deliberately to preempt or interrupt Lessee's use of its Transponder, in order to protect the overall performance of the Satellite. Such decisions shall be made by HCG in its sole discretion; provided, however, that, to the extent it is technically feasible, (a) HCG shall preempt or interrupt the use of Transponders in the inverse order in which the Owners (or such Owner's predecessors in interest) on such Satellite executed transponder lease agreements for its Transponders on such Satellite, and (b) HCG shall preempt or interrupt the use of either or both Reserve Transponders before preempting or interrupting the use of any Primary Transponder. To the extent technically feasible, HCG shall give Lessee at least forty-eight (48) hours' notice of such preemption or interruption and HCG shall use its reasonable best efforts to schedule and conduct its activities during periods of such preemption or interruption so as to minimize the disruption to the use of Transponders on such Satellite. To the extent that such preemption results in a loss to Lessee of the use of Lessee's Transponders sufficient to constitute a breach of HCG's obligations as set forth in Section 12, then Lessee shall have all of the rights and remedies set forth in Sections 9 and 12.

9.   Transponder Spares, Reserve Transponders and Retained Primary Transponders
     --------------------------------------------------------------------------

     9.01 Use of Transponder Spares. HCG shall cause Galaxy IX to contain
          -------------------------
certain redundant equipment units (individually, a "Transponder Spare"), which are designed as substitutes for equipment units the failure of which could cause a Transponder to fail to meet the Transponder Performance Specifications. HCG, as soon as possible and to the extent technically feasible, shall employ a Transponder Spare in such Satellite as a substitute for Lessee's Transponder equipment unit which has caused Lessee's Transponders to suffer a Confirmed Failure (as defined in Section 12.02) in order to enable Lessee's Transponder to meet the Transponder Performance Specifications. To the extent technically feasible, a Transponder Spare will be substituted for the faulty equipment unit on a first-needed, first-served basis to satisfy HCG's obligations to Lessee and to other Owners of users of Transponders on the same Satellite which have suffered Confirmed Failures; provided, however, that HCG's obligations to provide Transponder Spares shall continue until such time as all of the Transponder Spares are committed to use as substitutes for Transponders which have suffered Confirmed Failures. If HCG furnishes a Transponder Spare to Lessee as a substitute for an equipment unit which has caused Lessee's Transponder to suffer a Confirmed Failure, then Such Transponder Spare shall become part of the Transponder which is leased to Lessee hereunder, and Lessee, concurrently, shall no longer have any right to lease or otherwise use the failed equipment unit. Lessee's Transponders equipment unit which has been returned shall be made available by HCG, to the extent technically feasible, to satisfy its obligations to Owners or users on the same Satellite. HCG also shall have the right, until the Transponder Spares are needed, to utilize such Transponder Spares in any manner HCG determines.

     9.02 Use of Reserve Transponders. If no Transponder Spare is available at
          -----------------------------
the time that Lessee's Transponder suffers a Confirmed Failure or if the use of such Transponder Spare would not correct the failure, then HCG shall employ, as soon as possible and to the extent technically feasible, and unless any delay is requested by Lessee, a Reserve Transponder on Galaxy IX as a substitute for such Transponder which has suffered a Confirmed Failure; provided, however, that HCG's obligation to provide Reserve Transponders to Lessee shall continue only until such time as all of the Reserve Transponders are committed to use as substitutes for Primary Transponders which have suffered a Confirmed Failure. HCG shall include in the transponder lease agreement of any Owner who has leased a Reserve Transponder (or in any other agreement providing for the Transfer of a Reserve Transponder) a requirement that HCG may preempt such Reserve Transponder(s) after two (2) hours' notice from HCG. Reserve Transponders utilized as substitutes shall meet the Transponder Performance Specifications. Reserve Transponders, or any one of them, will be substituted and utilized on a first-needed, first-served basis to satisfy HCG's obligations to Lessee and to other Owners with respect to the performance of their Primary Transponders. HCG shall have the right, in its sole discretion, to utilize first a Transponder Spare prior to furnishing a Reserve Transponder to Lessee. If HCG furnishes a Reserve Transponder to Lessee, then HCG shall lease such Reserve Transponder to Lessee as a substitute, and Lessee, concurrently, shall no longer have any right to use the failed Lessee's Transponder. Lessee's Transponder which has been returned to HCG shall thereafter be made available by HCG, to the extent technically feasible, to satisfy its obligations to other Owners. HCG also shall have the right, until the Reserve Transponders are needed, to utilize them in any manner HCG determines.

     9.03 Simultaneous Failure -- Priority with Respect to the Use of
          -----------------------------------------------------------
Transponder Spares. In the event that Primary Transponders of more than one
-------------------
Owner simultaneously suffer a Confirmed Failure, then the Owner (or such Owner's predecessor in interest) who first executed a transponder lease agreement with HCG shall have priority as to use of Transponder Spares with respect to said Owner's Primary Transponder or Transponders which have suffered a Confirmed Failure, to the extent technical feasible. As used in this Section 9, the term "simultaneously" shall be deemed to mean occurring within a 24-hour period.

     9.04 Simultaneous Failure -- Priority with Respect to the use of Reserve
          -------------------------------------------------------------------
Transponders. In the event that Primary Transponders of more than one Owner
------------
simultaneously suffer a Confirmed Failure, and no Transponder Spare is available or if the use of such Transponder Spare would not correct the failure, then the Owner (or such Owner's predecessor in interest) who first executed a Transponder Lease Agreement with HCG for the lease of a Primary Transponder on such Satellite shall have priority as to use of a Reserve Transponder with respect to said Owner's Primary Transponder or Transponders which have suffered a Confirmed Failure.

     9.05 HCG's Ownership of Primary Transponders. If HCG is unable to lease all
          ---------------------------------------
of the Primary Transponders, then HCG may retain ownership of such unsold Primary Transponders ("HCG's Transponders"). (The same provision shall apply with respect to Reserve Transponders.) In such event, HCG shall have the same rights to use HCG's Transponders as any other Owner would have, including, without limitation, the right to utilize Transponder Spares and Reserve Transponders in the event HCG's Transponders do not meet the Transponder Performance Specifications. HCG also shall have the right, but not the obligation, to utilize HCG's Transponders to satisfy HCG's obligations to Lessee and to other Owners. HCG shall be deemed to have been the last entity to execute a Transponder Lease Agreement for purposes of determining its priority under the provisions of this Section 9 and other Sections of this Agreement; provided, however, that if HCG long term leases any unsold Primary Transponders to a third party, such third party shall, for purposes of determining its priority under the provisions of this Section 9, or elsewhere in this Agreement, be deemed to have "leased" such Transponders and to have executed a transponder purchase or lease agreement on the date it executed such long term lease.

     9.06 Notice of Intent to Substitute a Reserve Transponder. Prior to the
          ----------------------------------------------------
substitution of a Reserve Transponder for Lessee in accordance with this Section 9, HCG shall notify Lessee in advance of its intention to so substitute the Reserve Transponder and the substitution shall be made at such time as the parties mutually agree.

     9.07 Applicability of Section 1.04 with respect to Galaxy X. The terms of
          -------------------------------------------------------
Section 9 as applied to the Transponders on Galaxy X shall be subject to the terms of Section 1.04.

  10.  Termination Rights
       ------------------

     10.01 Termination by Lessee.
           ----------------------

          (a) If HCG does not Deliver Lessee's Transponders on Galaxy IX on or before December 31, 1997, Lessee shall have the right to cancel its obligations to lease all of its undelivered Transponder, by giving written notice to HCG on or before January 31, 1998.

          (b) If Lessee terminates its obligations as to Lessee's Transponders due to the failure to make Delivery as set forth in this Section 10 (the "Terminated Transponders"), then Lessee shall be entitled to a full refund, without interest, of all payments made for each such Terminated Transponder, less any payments made by HCG to it on account of such Terminated Transponders pursuant to other provisions of this Agreement, and Lessee and HCG shall have no further obligations to each other as to each such Terminated Transponder.

          (c) Lessee shall notify HCG of its intent to terminate its obligations pursuant to this Section 10.01 on or before January 31, 1998.

     10.02 Termination by HCG. Notwithstanding anything else set forth in this
           ------------------
Agreement, HCG may terminate this Agreement if Lessee shall have failed to pay any amount due and payable pursuant to the provisions of Section 3, and Lessee has been given written notice by HCG of said failure and Lessee shall have failed to pay the amount due and payable within ten (10) business days after HCG has given such notice to Lessee. Any late payments by Lessee to HCG shall be with interest calculated at the rate set forth in Section 20.01, payable with the amount due and calculated from the date payment was due until the date it is received by HCG.

     10.03 HCG's Right to Sell if Non-Payment. If, for any reason whatsoever,
           ----------------------------------
Lessee does not make the payments in the amounts and on the dates set forth in
Section 3 and Lessee fails to cure such default as set forth in Section 10.02, then, in addition to all of its other remedies at law or in equity, HCG shall be entitled to Transfer (as defined in Section 13.01) Lessee's Transponders immediately to whomever HCG sees fit, Lessee shall not be entitled to any equitable relief as a result thereof, and Lessee's exclusive remedy shall be limited to recovery of any payments made to it by HCG, without interest, less any claim HCG has against Lessee by reason of such Lessee's default.

     10.04 Prompt Repayment. All refunds provided for in this Section 10 to be
           ----------------
made by HCG shall be made within fifteen (15) business days of receipt by HCG of notice of termination by Lessee, and any late payment by HCG to Lessee shall be with interest calculated at the rate set forth in Section 20.01, payable with the amount due and calculated from the date payment was due until the date it is received by Lessee.

     10.05 Termination by Lessee or HCG. Notwithstanding anything else set forth
           ----------------------------
in this Agreement, either Lessee or HCG may terminate its obligations under this Agreement as to Transponders on Galaxy IX if, prior to Delivery, the FCC shall have ordered the placement of Galaxy IX into an orbital position further east than 89 degree or further west than 137 degree and such order shall have become a Final Order, and the parties are unable to reconstitute this Agreement pursuant to Section 5.03. As used herein, an order of the FCC becomes a "Final Order" when the FCC's action is no longer subject to administrative or judicial reconsideration, rehearing, review, stay, appeal or other similar actions which could be filed with the FCC or with any court having jurisdiction to review said action. Further, the parties agree that this Agreement shall terminate in accordance with Section 6.01.

     10.06 Right to Deny Access.
           ---------------------

            (a)    If, in connection with using Lessee's Transponders,

          (i). "User" (as defined below) is indicted or is otherwise charged as a defendant in a criminal proceeding based upon, or is convicted under, any Obscenity Law or has been found by any Governmental Authority to have violated any such law;

          (ii) based on any User's use of Lessee's Transponders, HCG is indicted or otherwise charged as a criminal defendant, becomes the subject of a criminal proceeding or a governmental action seeking a fine, license revocation or other sanctions, or any Governmental Authority seeks a cease and desist or other similar order or filing;

          (iii) the FCC has issued an order initiating a proceeding to revoke HCG's authorization to operate the Satellite;

          (iv) HCG obtains a court order pursuant to Section 10.06(c), below, or a court or Governmental Authority of competent jurisdiction orders HCG to deny access to User or orders User to cease transmission; or

          (v) HCG receives notice (the "Illegal Programming Notice"), written or oral, from a Governmental Authority that such authority considers Lessee and/or any other User's programming to be in violation of Obscenity Laws (the "Illegal Programming"), and that if HCG does not cease transmitting such Illegal Programming, then HCG and/or its Affiliates and/or any of their executives will be indicted or otherwise charged as a criminal defendant, will become the subject of a criminal proceeding or a governmental action seeking a fine, license revocation or other sanctions, or that such Governmental Authority will seek a cease and desist or other similar order or filing (with HCG being obligated, to the extent permitted by law, to provide Lessee with a copy of such Illegal Programming Notice, if written, or with other verification, including the details thereof, if oral);

then, upon notice from HCG to Lessee (the "Denial of Access Notice"), User shall cease using Lessee's Transponders immediately, in the case of a denial of access pursuant to subparagraphs (i), (ii), (iii) or (iv) above, or within 24 hours following receipt of such notice, in the case of a denial of access pursuant to subparagraph (v), above; and if User does not voluntarily cease using such capacity at the appropriate time, then HCG shall have the right to take such steps as HCG deems necessary to prevent User from accessing Lessee's Transponders. Provided, however, that if User has more than one programming service, then the denial of access by HCG shall apply only to the Transponders used to provide the Illegal Programming service; and provided further, however, that if, upon receipt of the Denial of Access Notice from HCG, User does not immediately cease transmission of such Illegal Programming service, then HCG shall have the right to take such steps as

HCG deems necessary to prevent User from accessing the Transponders used to transmit such Illegal Programming service (and if, thereafter, Lessee transmits such Illegal Programming service using any of Lessee's Transponder, then HCG shall have the immediate right, without further notification, to take such steps as HCG deems necessary to prevent Lessee from accessing any of Lessee's Transponder). As used herein, "User" shall mean Lessee and any person to whom Lessee Transfers all or part of its right to use Lessee's Transponder, including without limitation, a Lessee, licensee or assignee. Lessee agrees to maintain a properly operating facsimile machine at all times to receive the Denial of Access Notice from HCG.

     (b) If HCG denies, or has given Lessee notice of its intent to deny, access to Lessee's Transponders pursuant to the provisions of this Section 10.06, and if Lessee does not believe the conditions set forth in this Agreement to HCG's denial of access have been met, then Lessee shall have the immediate right to seek injunctive relief, including a temporary restraining order on notice of four (4) hours or more to HCG, to prevent the denial or continuing denial of such access by HCG.

     (c) HCG shall also have the right to seek: (i) injunctive relief, including a temporary restraining order on notice of four (4) hours or more to Lessee, to prevent, suspend or otherwise limit User's continued access to Lessee's Transponders where HCG believes such use has resulted or will result in a violation of any Obscenity Law; or (ii) declaratory relief to establish its right to deny User's access to Lessee's Transponders under this Agreement.

     (d) Either party shall be entitled to oppose the other's attempt to obtain equitable relief. However, in order to enable either party to obtain a resolution of any such dispute as expeditiously as possible, both parties hereby agree that: (i) neither party will contest the jurisdiction of, or the venue of, any action for equitable relief brought by the other party in the following courts:________________________ and the U.S. District Court for the Central District of California; (ii) the party opposing equitable relief (the "Opposing Party") will make itself available to accept service by telecopy or personal delivery on a 24 hour-a-day basis for five (5) consecutive days following receipt by the Opposing Party of the other party's notice of its intent to seek such equitable relief; and (iii) if either party seeks a temporary restraining order and provides notice to the Opposing Party at least four (4) hours before the scheduled court hearing, then the Opposing Party will not challenge the timeliness of such notice.

     (e) If it is determined by final judicial order that HCG prevented Lessee from accessing any or all of Lessee's Transponders at a time when it did not have the right to do so, pursuant to this Section 10.06, then Lessee's sole and exclusive remedy shall be HCG's payment to Lessee of liquidated damages equal to two (2) times a pro-rated amount of Lessee's monthly Base

     Lease Rate or the Monthly Lease Rate, as applicable, for the terminated capacity, such pro-ration to be based on the period of time of loss of use of such capacity.

          (f) All remedies of HCG set forth in this Section 10.06 shall be cumulative and in addition to, and not in lieu of any other remedies available to HCG at law, in equity or otherwise, and may be enforced by HCG concurrently or from time to time.

          (g) In addition to any other indemnification obligations found elsewhere in this Agreement, Lessee shall indemnify and save HCG, its directors, officers, employees, and its Affiliates from any liability or expense arising out of or related to User's use of Lessee's Transponders under this Section 10.06. Lessee shall pay all expenses (including reasonable attorneys' fees) incurred by HCG in connection with all legal or other formal or informal proceedings, instituted by any private third party or any Governmental Authority, and arising out of or related to User's use of Lessee's Transponders under this Section 10.06, and Lessee shall satisfy all judgments, fines, penalties, costs, or other awards which may be incurred by or rendered against HCG as a result thereof, as and to the extent permitted by law.

     10.07 Lease Termination Date. Unless otherwise terminated earlier in
           ----------------------
accordance with any other subsection of Section 10, Section 6.01 or Section 17, this Agreement shall terminate upon the tenth anniversary of Delivery of Galaxy IX.

  11.  Force Majeure
       -------------

     11.01   Failure to Deliver. Any failure or delay in the performance by HCG
             --------------------
of its obligations to Deliver any Transponders shall not be a breach of this Agreement if such failure or delay results from any acts of God, governmental action (whether in its sovereign or contractual capacity) or any other circumstances reasonably beyond the control of HCG, including, but not limited to, weather or acts or omissions of Lessee or any third parties (excluding the Hughes Aircraft Company and all of its direct and indirect subsidiaries and any other affiliates of HCG or the Hughes Aircraft Company with whom HCG or the Hughes Aircraft Company contracts for any components of the Satellite or any services with respect thereto). Nothing in this Section, however, shall be deemed to alter Lessee's absolute rights to terminate this Agreement as set forth in Section 10.01.

     11.02 Failure of Performance. Any failure in the performance of the
           ----------------------
Transponders, once Delivered, shall not be a breach of this Agreement if such failure results from acts of God, governmental action (whether in its sovereign or contractual capacity) or any other circumstances reasonably beyond the control of HCG, including, but not limited to, receive earth station sun outage, weather, or acts or omissions of Lessee or any third parties (excluding the Hughes Aircraft Company and all of its direct and indirect subsidiaries, and all parties with whom HCG or

Hughes Aircraft Company and all of its direct and indirect subsidiaries contract for the manufacture, construction, launch and operation of the Satellite or any components thereof), provided, however, that this provision shall not excuse HCG's obligations to provide Transponder Spares or Reserve Transponders, to the extent available and technically feasible, to satisfy its obligations as set forth in Section 9.

  12.  Limitation of Liability/Breach of Warranty
       ------------------------------------------

     12.01 Liability of HCG. If (i) Lessee's Transponders fail to meet the C-
           ----------------
Band Transponder Performance Specifications prior to the lease termination date,
(ii) such failure is deemed to be a Confirmed Failure, and (iii) HCG is unable to furnish the necessary Transponder Spare or Reserve Transponder as a substitute for the Lessee's Transponders pursuant to Section 9, then such Transponder shall be deemed to be a "Failed Transponder," and, unless such failure of Lessee's Transponders are excused by an event set forth in Section 11.02, Lessee shall be entitled to cease making the Base Lease Rate payments, as to such Failed Transponder, as set forth in Section 3.02(a). If such failure of Lessee's Transponders are excused by an event set forth in Section 11.02, the Lessee shall be entitled to cease making the Base Lease Rate payments as to such Failed Transponder for so long as the event set forth in Section 11.02 or the failure which resulted from such event continues.

     12.02 Confirmed Failure. A Lessee's Transponders shall be deemed to have
           -----------------
suffered a "Confirmed Failure" if (a) it fails to meet the C-Band Transponder Performance Specifications for a cumulative period of more than ten (10) hours during any consecutive thirty (30) day period, (b) twenty (20) or more "outage units" (as defined below) occur within a consecutive thirty (30) day period, or
(c) it fails to meet the C-Band Transponder Performance Specifications for any period of time under circumstances that make it clearly ascertainable or predictable technically that the failure set forth in either (a) or (b) of this
Section 12.02 will occur. An "outage unit" shall mean the failure of Lessee's Transponders to meet the C-Band Transponder Performance Specifications for a fifteen (15) minute period in one day (with each such fifteen (15) minute period in the same day constituting a separate outage unit). Lessee shall give HCG immediate notification of any such failure, as soon after commencement of any such failure as is reasonably possible, and of the relevant facts concerning such failure. Upon HCG's verification that Lessee's Transponders have suffered a Confirmed Failure, such failure shall be deemed to have commenced upon receipt by HCG of notification from Lessee, or HCG's actual knowledge, whichever first occurs, of the Confirmed Failure. As used herein, the term "day" shall mean a 24-hour period of time commencing on 12:00 Midnight Eastern Time.

     12.03 Repayment for Failed Transponder. For each of Lessee's Transponders
           --------------------------------
which have become a Failed Transponder, for which Lessee is entitled to cease making Base Lease Rate payments, and for which Lessee has ceased making Base Lease Rate payments, Lessee shall be entitled to a refund equal to the product of a fraction, the numerator of which is the number of days from the date of such failure until the end of the calendar month in which such failure occurred and the denominator of which is the total number of days in the calendar month in which such failure occurred, multiplied by the Base Lease Rate actually paid by Lessee
                       ----------
for such Transponders for the calendar month in which such failure occurred. HCG may offset against any refund due to Lessee pursuant to this Section 12.03 any amounts due from Lessee to HCG under this Agreement. In addition, if the performance of a Lessee's Transponders are such that, while it fails to meet the C-Band Transponder Performance Specifications, its performance is nonetheless of some value to Lessee, then prior to accepting repayment calculated as aforesaid, Lessee shall have the right to negotiate with HCG to determine if there is a mutually agreeable reduced lease rate upon which Lessee is willing to continue leasing such Transponder.

     12.04 Limitation of Liability.
           ------------------------

          (a) ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED EXCEPT TO THE EXTENT SPECIFICALLY AND EXPRESSLY PROVIDED FOR IN SECTION 6.02, ABOVE. IT EXPRESSLY IS AGREED THAT HCG'S SOLE OBLIGATIONS AND LIABILITIES RESULTING FROM A BREACH OF THIS AGREEMENT, AND LESSEE'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY, ARE LIMITED TO THOSE SET FORTH IN SECTIONS 9, 10 AND 12, HEREOF, AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, ALL RIGHTS AND REMEDIES OF LESSEE UNDER DIVISION 10, CHAPTER 5, ARTICLE 2 AND SECTIONS 10209, 10406 AND 10504 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE.

          (b) IN NO EVENT SHALL HCG BE LIABLE FOR ANY INCIDENTAL OR ON SEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY DEFECT IN THE TRANSPONDERS, DELAY IN DELIVERY OR PROVISION OF THE TRANSPONDERS, FAILURE OF THE TRANSPONDERS TO PERFORM OR ANY OTHER CAUSE WHATSOEVER. HCG MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON OR ENTITY CONCERNING THE TRANSPONDERS OR THE SATELLITES AND LESSEE SHALL DEFEND AND INDEMNIFY HCG FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY LESSEE TO ANY THIRD PARTY. THE LIMITATIONS OF LIABILITY SET FORTH HEREIN SHALL ALSO APPLY TO THE HUGHES AIRCRAFT COMPANY (THE

     MANUFACTURER OF THE SATELLITES AND THE TRANSPONDERS) AND ALL AFFILIATES THEREOF.

          (c) Notwithstanding the limitations of the first sentence of Section 12.04(a) above, Lessee and HCG each shall have the right to obtain injunctive relief, if necessary, in order to prevent the other party from willfully breaching its obligations under this Agreement or to compel the other party to perform its obligations under this Agreement.

     12.05 Obligations of Lessee to Cooperate.   If Lessee's Transponders fail
           ----------------------------------
to meet the Transponder Performance Specifications, then Lessee shall use reasonable efforts to cooperate and aid HCG in curing such failure, provided that such efforts can be done at minimal or no cost to Lessee.

          (a) These obligations of Lessee shall include, but not be limited to, the following:

               (i) If there is a problem which can be compensated for by increasing the power of its transmission to the Lessee's Transponders, then Lessee shall do so, at HCG's cost and expense, to the extent it can with existing equipment, provided, however, that HCG shall not be able to require Lessee to increase the power of its transmission if, by doing so, it would cause interference with other Transponders on such Satellite which is prohibited by Section 7.02 of this Agreement, or interference with any other satellite; and

               (ii) Permitting HCG, at HCG's cost and expense, to upgrade Lessee's equipment, provided that Lessee shall be entitled to select and install such equipment and determine its configuration in accordance with its own existing operating procedures and technical requirements, and in accordance with applicable laws and regulations.

          (b) HCG shall give notice to Lessee if and when it requires the increase of power of the transmission of any other Owner pursuant to such Owner's obligation equivalent to this Section 12.05. HCG shall also give notice to Lessee when it acquires knowledge of any other Transponder user uplinking at power levels which might cause interference with Lessee's Transponders. If, after such increase in power, Lessee's Transponders no longer meet its Transponder Performance Specifications, HCG shall promptly take steps to reduce interference, if any, prohibited by Section 7.02.

          (c) Lessee's priority for the use of Transponder Spares or Reserve Transponders under Section 9 shall be determined at the time that its Transponders would otherwise have become a Failed Transponder without Lessee's cooperation under this Section 12.05.

  13.  Limitations on Transfer by Lessee
       ---------------------------------

     13.01 Transfers by Lessee.
           --------------------

               (a) Except as specifically set forth in this Section 13.01, Lessee shall not Transfer (defined in Section 13.02) any of its rights or obligations under this Agreement except with the prior written consent of HCG, which consent may be given or withheld in HCG's sole and absolute discretion.

               (b) Lessee may Transfer, in whole, its rights and obligations hereunder to any Lessee's Affiliate, provided that such Lessee's Affiliate executes any Transfer documents as reasonably requested by HCG. In the event of any such Transfer by Lessee, (i) Lessee shall remain fully liable along with its Transferee for all its obligations under this Agreement and under the Transponder Service Agreement; and
          (ii) such Transferee shall not be permitted to Transfer Lessee's Transponders.

               (c) Subject to Section 13.01(d), Lessee shall have the right to sublease its rights to use Lessee's Transponders hereunder to a third party (the "Third-Party Sublessee"); provided, however, that the Third-Party Sublessee will be able to meet HCG's legal, technical and operational requirements as set forth in this Agreement. HCG shall have the right to withhold its approval of the sublease to the Third-Party Sublessee based on such Third-Party Sublessee's proposed program content which HCG deems objectionable, consistent with HCG's practice and policy concerning the use of the Transponder to transmit programming that violates or potentially violates the Obscenity Laws. A condition precedent to the effectiveness of any such sublease shall be the prior execution by the Third-Party Sublessee of a document, in form and substance as reasonably required by HCG, by which the Third-Party Sublessee agrees to abide by all of the provisions regarding the operation of the Satellite and the use of the Transponder, including without limitation, Sections 7, 8, 10.06 and 13 of the Agreement, as though the Third-Party Sublessee were the Lessee (the "Sublease"). In the event of the Sublease, Lessee shall remain fully liable for, and shall not be relieved of, its obligations to HCG hereunder. In the event the Third-Party Sublessee breaches any of its obligations described in the Sublease, then HCG may, at its option and in addition to the exercise of its other rights against Lessee, require the Third-Party Sublessee to cease transmissions to the Satellite and, after providing a written notice to Lessee of the Third-Party Sublessee's breach, take actions necessary to enforce HCG's rights against the Third-Party Sublessee. Lessee will pay to HCG all expenses (including attorney's fees) incurred in connection with HCG's enforcement against the Third-Party Sublessee and/or Lessee arising out of the Third-Party Sublessee's use of the Transponder under the Sublease. Lessee's Transponders shall not be used for occasional video services to third parties.

               (d) If Lessee desires to sublease as set forth in Section 13.01(c) within the first two (2) years after the date of Delivery of Galaxy IX of Lessee's Transponders, then Lessee shall first offer by a written notification to lease such Transponders to HCG at the Base Lese Rate. HCG shall have thirty (30) days to respond to such written offer.

     13.02 Transfers by HCG. HCG may Transfer its rights and/or obligations
           ----------------
hereunder, in whole or in part, to any corporation or other entity wholly-owned, directly or indirectly, by HCG or to the Hughes Aircraft Company or any corporation or other entity wholly-owned, directly or indirectly by Hughes Aircraft Company, including, without limitation, Hughes Communications, Inc., HCG's immediate parent corporation, or any corporation or other entity wholly-owned, directly or indirectly, by Hughes Communications, Inc. Any Transfer by HCG set forth herein shall not interfere with or impact the use of Lessee's Transponders hereunder.

     13.03 Affiliate. As used in this Agreement, "affiliate" shall mean any
           ---------
corporation or other entity controlling or controlled by or under common control with Lessee or HCG, as the case may be.

14.   [Reserved]

  15.  Monthly Satellite Reports
       -------------------------

     After Delivery, Lessee shall receive monthly reports on the overall performance of Galaxy IX in the form of the Galaxy satellite status reports similar to the Galaxy VII satellite services monthly report, plus information furnished to insurers. Anomalous operations shall be reported to Lessee as soon as possible.

  16.  Confidentiality and Press Releases
       ----------------------------------

     16.01 Confidential Information. HCG and Lessee shall hold in confidence the
           -------------------------
Agreement and all Exhibits, including the financial terms and provisions hereof and all information received pursuant to Section 15, and HCG and Lessee hereby acknowledge and agree that all information related to this Agreement, not otherwise known to the public, is confidential and proprietary and is not to be disclosed to third persons without the prior written consent of both HCG and Lessee. Neither HCG, nor Lessee, shall disclose such information to any third party (other than to officers, directors, employees and agents of HCG and Lessee, each of whom is bound by this Section 16.01) except:

          (a) to the extent necessary to comply with law or the valid order of a governmental agency or court of competent jurisdiction, or to satisfy its obligations to other Owners of Transponders; provided, however, that the party making such disclosure shall seek confidential treatment of said information;

          (b) as part of its normal reporting or review procedure to regulatory agencies, its parent company, its auditors and its attorneys;

          (c) in order to enforce its rights and perform its obligations pursuant to this Agreement;

          (d) to the extent necessary to obtain appropriate insurance, to its insurance agent, provided that such agent agrees to the confidential treatment of such information; and

          (e) to the extent necessary to negotiate clauses that will be common to all transponder lease agreements.

     16.02 Press Releases. The parties agree that no press release relating to
           ----------------
this Agreement shall be issued without the approval of both parties.

  17.  Disposition of Satellite

     17.01 Disposition of Satellite. At the earliest of the time as (i) the remaining fuel on board Galaxy IX is less than four (4) pounds, (ii) there are fewer than eighteen (18) Transponders capable of meeting its Transponder Performance Specifications, or (iii) the [tenth] anniversary of Delivery of Galaxy IX, this Agreement shall terminate, HCG shall have no further obligations to Lessee under this Agreement, and Lessee's Transponders shall be deemed, without any further action by any party, to be redelivered to HCG and HCG shall be entitled to immediate possession thereof. HCG shall thereafter have the right to utilize such redelivered Transponders in any manner it determines. HCG will, to the extent possible, provide Lessee with ninety (90) days notice prior to the disposition of Galaxy IX.

  18.  Documents
       ---------

     Each party hereto agrees to execute and, if necessary, to file with the appropriate governmental entities, such documents as the other party hereto shall reasonably request in order to carry out the purpose of this Agreement.

  19.  Conflicts
       ---------

     In the case of a conflict between the provisions of this Agreement and any Exhibit, the provisions of this Agreement will prevail.

  20.  Miscellaneous
       -------------

     20.01 Interest. The rate of interest referred to herein shall be 12% per
           ----------
annum, or the highest legally permissible rate of interest, whichever is lower, and all interest or discounting shall be compounded on a yearly basis. "Pro-rata" shall mean an allocation on a straight line basis based on number of days. All present value analyses shall use a 12% annual discount rate.

     20.02 Applicable Law and Entire Agreement. The existence, validity,
           ------------------------------------
construction, operation and effect of this Agreement and the Exhibits and Schedules hereto, shall be determined in accordance with and be governed by the laws of the State of California. This Agreement and the Exhibits hereto, along with the TT&C Service Agreement, dated as of even date herewith, constitutes the entire agreement between the parties, and supersedes all previous understandings, commitments or representations concerning the subject matter. The parties each acknowledge that the other party has not made any representations other than those which are contained herein. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by an authorized officer or the party against whom the amendment, modification or waiver is sought to been enforced.

     20.03 Notices. All notices and other communications from either party to
           -------
the other hereunder shall be in writing and shall be deemed received upon actual receipt when personally delivered, upon actual receipt if sent by facsimile or upon the expiration of the third business day after being deposited in the United States mails, postage prepaid, certified or registered mail, addressed to the other party as follows:

TO HCG:

          If by mail:         Hughes Communications Galaxy, Inc.
                              Post Office Box 92424
                              Worldway Postal Center
                              Los Angeles, California 90009
                              Attention: Senior Vice President-
                                         Galaxy Satellite Services
                              cc:        Associate General Counsel

          If by FAX:          Hughes Communications Galaxy, Inc.
                              Attention:   Senior Vice President -
                                         Galaxy Satellite Services
                                         (310) 607-4255

                              cc:        Associate General Counsel
                                         (310) 607-4258

                If by personal
                delivery to its
                principal place
                of business at:  Hughes Communications Galaxy, Inc.
                                 1990 East Grand Avenue
                                 E1 Segundo, California 90245
                                 Attention:  Senior Vice President-
                                             Galaxy Satellite Services

                                 cc:         Associate General Counsel
TO LESSEE:

                If by mail:   _________________________________________

                              _________________________________________

                              _________________________________________

                              Attention:_______________________________


                If by FAX:    _________________________________________

                              _________________________________________

                              _________________________________________

                              Attention:_______________________________

                If by personal
                delivery to its
                principal place
                of business at:

                               _________________________________________

                               _________________________________________

                               _________________________________________

                               Attention:_______________________________


All payments to be made under this Agreement, if made by mail, shall be deemed to All payments to be made under this Agreement, if made by mail, shall be deemed to have been made on the date of receipt thereof. The parties hereto may change their addresses by giving notice thereof in conformity with this Section 20.03.

     20.04 Severability. Nothing contained in this Agreement shall be construed
           --------------
so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, such statute, law, ordinance, order or regulation shall prevail; provided, however, that in such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to permit compliance with the minimum legal requirement, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

     20.05 Taxes. If any property or sales taxes are asserted against HCG after,
           -----
or as a result of, Delivery, by any local, state, national or international, public or quasi-public governmental entity, in respect of Lessee's Transponders or the sale thereof to Lessee, Lessee shall be solely responsible for such taxes. If any taxes, charges or other levies are asserted by reason of the use of the point in space or the frequency spectrum at that point in space in which the Satellite containing Lessee's Transponders are located, or the use or ownership of such Satellite (excluding any FCC license fee imposed on the Satellite itself, as compared to the Transponders, which license fee shall be paid by HCG), and such taxes are not specifically allocated among the various components of such Satellite, then HCG, Lessee and the other Owners of such Transponders shall each pay a proportionate amount of such taxes based on the number of Transponders each of them owns.

     20.06 Successors. Subject to Section 13, this Agreement shall be binding on
           ----------
and shall inure to the benefit of any successors and assigns of the parties, provided that no assignment of this Agreement shall relieve either party hereto of its obligations to the other party. Any purported assignment by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.

     20.07 Rules of Construction. Any ambiguities shall be resolved without
           ---------------------
reference to which party may have drafted this Agreement. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     20.08 Survival of Representations and Warranties. All representations and
           ------------------------------------------
warranties contained herein or made by HCG or Lessee in connection herewith shall survive any independent investigation made by HCG or Lessee.

     20.09 No Third-Party Beneficiary. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions, except that both parties acknowledge and agree that the provisions of Sections 7.02, 8, 9.01, 9.02, 9.03 and 9.04, are intended for the benefit of both HCG and all other Owners. Both parties agree that any other such Owner shall have the right to enforce, as a third-party beneficiary, the provisions of Sections 7.02, 8, 9.01, 9.02, 9.03 and 9.04, against Lessee directly, in an action brought solely by such other Owner, or may join with HCG or any other Owner, in bringing an action against Lessee for violation of such Sections.

     20.10 Non-Waiver of Breach. Either party hereto may specifically waive any
           --------------------
breach of this Agreement by the other party, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party, at any time, and upon notice given in writing to the breaching party, may direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

     20.11 Counterparts. This Agreement may be executed in several counterparts,
           ------------
each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

  21.  Movement of Galaxy IX and Lease of Galaxy X Transponder(s)
       ----------------------------------------------------------

     Lessee agrees and acknowledges that, during the term of the Agreement, Galaxy IX shall be moved to another orbital location upon the successful launch and operation of Galaxy X into the 123 degree West Longitude orbital location, subject to the FCC's approvals (the "Galaxy X Delivery"). Upon the Galaxy X Delivery, Lessee's right to lease Lessee's Transponders on Galaxy IX shall cease and Lessee shall lease Lessee's Transponders on Galaxy X at the same monthly Base Lease Rate as specified in Section 3.02. In addition to HCG's rights to preempt as set forth in Section 8, HCG may preempt or interrupt Lessee's use of Lessee's Transponders in order to complete the relocation of Galaxy IX (the "Galaxy IX Movement"). Lessee shall commence the use of Lessee's Transponders on Galaxy X as of the date on which service on Galaxy X commences at the 123 degree West Longitude orbital location, to be determined by HCG in its sole discretion (the "Galaxy X Service Date"), and Lessee's lease of such Transponders shall continue through the tenth anniversary of the Galaxy X Service Date. Conditions to HCG's obligation to lease Lessee's Transponders on Galaxy X to Lessee, and of Lessee's right to so lease such Lessee's Transponders, shall be the timely payment, both before and after the Galaxy X Service Date, by Lessee of all amounts due to HCG pursuant to the provisions of Section 3 or other Sections of this Agreement and Lessee's Transponders meet the requisite Galaxy X Transponder Performance Specifications. HCG shall have no obligation or liability to Lessee based upon or arising out of the Galaxy IX Movement. HCG shall provide Lessee with advance notice of any Galaxy IX Movement as soon as is reasonably practicable under the circumstances (the "Movement Notice").

  22.  Additional Transponder(s)
       -------------------------

     Provided that Lessee is in compliance with all material terms of this Agreement (including but not limited to being current on all payments owed to HCG hereunder), Lessee may lease additional Transponders on Galaxy IX if such C-Band Transponders on Galaxy IX are available to be determined by HCG in HCG's sole discretion. If HCG determines in its sole discretion that such requested additional Transponders on Galaxy IX are available, then Lessee may lease additional Transponders at the same monthly Base Lease Rate as other Lessee's Transponders through the end of the lease term of this Agreement and pay the additional deposit of $140,000 per each additional Transponder in accordance with Section 3.02 (a). After lease of such additional Transponders pursuant to this Section 22 commences, such additional Transponders shall be treated as an additional Lessee's Transponders.

  23.  Cross-Default
       -------------

     HCG may, at its option, terminate this Agreement if Lessee is in material breach (after giving effect to any applicable notice requirements and the specified cure periods, if any) of its obligations, including without limitation, the obligation to make payments due and payable by Lessee to HCG, under any other transponder lease agreement Lessee has with HCG. Upon such termination of this Agreement, HCG shall have no further obligations to Lessee under this Agreement.

  24.  Option to Terminate
       -------------------

     Notwithstanding anything to the contrary stated herein in the Agreement, Lessee may, at Lessee's option, terminate the lease of Lessee's Transponders by delivering a written notice to do so to HCG on or before January 3, 1996 of Lessee's election to terminated the Agreement. The condition precedent to the effectiveness of such termination shall be the payment of $[*] by Lessee to HCG at the time of written notice from Lessee to HCG.

TVN ENTERTAINMENT                             HUGHES COMMUNICATIONS
CORPORATION                                   GALAXY, INC.



By: /s/ Arthur Fields                         By: /s/ Carl A. Brown
   ------------------------------------       ---------------------------------
Its: Senior Executive Vice President          Its: Senior Vice President
    -----------------------------------           -----------------------------


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit A                                         Galaxy Fleet Satellites
---------                                         -----------------------

                                   EXHIBIT A
                          GALAXY SATELLITE DESCRIPTION

1.    Spacecraft Design Summary
      -------------------------

                                           Galaxy IX*
      Item                                 (C-Band)
      -----                                ----------

a)    Type of Spacecraft (S/C)             HS-376

b)    No. of Transponders                  24

c)    No. of Amplifiers                    30 (TWTAs)

d)    Amplifier Redundancy Plan            1 bank X
      (30 for 24
      ring) * *

e)    Amplifier Power (Beginning of Life)  20 watts

f)    No. of Communications Receivers      4

g)    Comm. Receiver Redundancy Plan       4 for 2

h)    Command Receivers                    2

i)    Type of Attitude Control             Gyrostat
      Dual Spin

j)    Design Life                          k12 years

k)    Launch Vehicle Compatibility         Compatible
               with all
               commercial
               launch
               vehicles

*The construction, launch and operation of Galaxy IX is subject to FCC approval.

** Ring redundancy allows every transponder the potential to access multiple spares.

Exhibit A                          Galaxy Fleet Satellites
---------                ---------------------------------

                                   EXHIBIT A
                          GALAXY SATELLITE DESCRIPTION

1.                           Spacecraft
                             Design
                             Summary
                             -------------

Galaxy X*                    Galaxy X*                    Galaxy X*       Galaxy X*
Item                         (C-Band)        (Ku-Band)    (C-Band)=       (Ku-band)
---------------------------  -------------   ----------   -----------     ----------

a) Type of Spacecraft==      HS-601          HS-601       HS-702          HS-702
(s/c)

b) No. of Transponders       24             24            24             24
                                                     greater than    greater than
                                                     or  equal to    or  equal to
c) No. of Amplifiers         30 (SSPAs)   30 (TWTAs)    30 (TWTAs       30 TWTAs)
                                                         or SSPAs )

d) Amplifier Redundancy      2 banks X       2 banks X    1 bank X     1 bank X
Plan                         (15 for 12      (15 for 12   (30 for 24   (30 for 24
  ring) **                   ring) **                     ring) **     ring) **

                                                          greater than  greater than
                                                          or  equal to  or  equal to
e) Amplifier Power           20 watts        63 watts     20 watts    63 watts
(Beg. of Life)


                                                                greater than    greater than
f) No. of Communications                                        or  equal to    or  equal to
Receivers                                4            4             4           4

g) Comm. Receiver
Redundancy Plan              4 for 2         4 for 2      4 for 2      4 for 2

h) Command Receivers                     2            2             2           2

i) Type of Attitude
Control                      3 Axis          3 Axis       3 Axis       3 Axis

                             greater than    greater than    greater than   greater than
                             or  equal to    or  equal to    or  equal to   or  equal to
j) Design Life                12 years        12 years     15 years      15 years

k) Launch Vehicle            Compatible      Compatible   Compatible   Compatible   Compatibility   with     with     with    with
                                                                                                    all      all      all     all
  commercial                 commercial                   commercial   commercial
  launch                     1aunch                       1aunch       1aunch
  vehic1es                   vehicles                     vehic1es     vehicles

* The construction, launch and operation of Galaxy X is subject to FCC approval.

 + HCG has the option to put additional payload on an HS 702 which may or may not be related to US Domestic C-or Ku-band service.

++ Type of spacecraft to be HS 601 or HS 702 at HCG discretion.

** Ring redundancy allows every transponder the potential to access multiple spares.

                                   EXHIBIT B

                 C-BAND TRANSPONDER PERFORMANCE SPECIFICATIONS:
                                   GALAXY IX

     The saturation flux density range, satellite G/T, transponder EIRP, cross polarization isolation, frequency response, group delay, stability and stationkeeping values specified in this Exhibit shall be valid for all conditions of satellite operation while at the specified orbital location. The conditions include but are not limited to- solar eclipse, normal attitude and stationkeeping maneuvers, any time of day, etc. Specified performance values are listed in Table I.

                                      -1-